Vantone Realty Corporation

12520 A1 Westheimer #139

Houston, TX 77077

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 1, 2012, in the Registration Statement (Form S-1 Amendment 8) and related Prospectus of Vantone Realty Corporation.

/s/ KCCW Accountancy Corp.

Diamond Bar, California

May 14, 2012

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KCCW Accountancy Corp. 22632 Golden Springs Dr. #230, Diamond Bar, CA 91765 USA Tel: (909)-348-7228 Fax: (909)-895-4155 info@kccwcpa.com